EXHIBIT 10.21


                        PURADYN FILTER TECHNOLOGIES, INC.
                       NON-EMPLOYEE DIRECTORS' STOCK PLAN


         1. Purpose. The purpose of this Non-Employee Directors' Stock Plan (the "Plan") of PURADYN FILTER TECHNOLOGIES, INC., a Florida corporation (the "Company"), is to advance the interests of the Company and its stockholders by providing a means to attract and retain highly qualified persons to serve as non-employee directors and advisory directors of the Company, thereby promoting a closer identity of interests between such persons and the Company's stockholders.

         2. Definitions. In addition to terms defined elsewhere in the Plan, the following are defined terms under the Plan:

                  (a) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

                  (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

                  (c) "Fair Market Value" of a Share on a given date means the last sales price or, if last sales information is generally unavailable, the average of the closing bid and asked prices per Share on such date (or, if there was no trading or quotation in the stock on such date, on the next preceding date on which there was trading or quotation) as reported in The Wall Street Journal.

                  (d)      "Option" means the right, granted to a director under
                           Section 6 to purchase a specified number of Shares at the specified exercise price for a specified period of time under the Plan. All Options will be non-qualified stock options.

                  (e) "Participant" means a person who, as a non-employee director or advisory director of the Company, has been granted an Option which remain outstanding under the Plan.

                  (f) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.


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                  (g)      "Share" means a share of common stock, $.001 par
                           value, of the Company and such other securities as may be substituted for such Share or such other securities pursuant to Section 8.

         3. Shares Available under the Plan. Subject to adjustment as provided in Section 7, the total number of Shares reserved and available for issuance under the Plan is 400,000 Shares. Such Shares may be authorized but unissued Shares, treasury Shares, or Shares acquired in the market for the account of the Participant. For purposes of the Plan, Shares that may be purchased upon exercise of an Option will not be considered to be available after such Option has been granted, except for purposes of issuance in connection with such Option, provided, however, that, if an Option expires for any reason without having been exercised in full, the Shares subject to the unexercised portion of such Option will again be available for issuance under the Plan.

         4. Administration of The Plan. The Plan will be administered by the Board of Directors of the Company; provided, however, that any action by the Board relating to the Plan will be taken only if, in addition to any other required vote, such action is approved by the affirmative vote of a majority of the directors who are not then eligible to participate in the Plan.

         5. Eligibility. Each director or advisory director of the Company who, on any date on which an Option is to be granted under Section 6 is not an employee of the Company or any subsidiary of the Company will be eligible, at such date, to be granted an Option under Section 6. No person other than those specified in this Section 5 will be eligible to participate in the Plan.

         6. Options. Commencing on the date hereof, an option to purchase 5,000 Shares, subject to adjustment as provided in Section 7, will be automatically granted at the effective date of initial election to the Board of Directors, to each person so elected or appointed who is eligible under Section 5 at that date. In addition, an Option to purchase 5,000 Shares, subject to adjustment as provided in Section 7, will be automatically granted, at the close of business of each annual organizational meeting of directors of the Company, to each member of the Board of Directors or advisory director who is eligible under
Section 5 at the close of business of such annual organizational meeting. In addition, a Director will automatically receive an Option to purchase 2,500 Shares for each committee of the Board of Directors on which a Director serves at the time of initial appointment and at each annual organizational meting of directors thereafter at which he is appointed to such committee. Notwithstanding the foregoing, any person who was automatically granted an Option to purchase 5,000 Shares at the effective date of initial election to the Board of Directors or appointment as an advisory director shall not be automatically granted an Option to purchase 5,000 shares at the first annual organizational meeting of directors following such initial election or appointment, but instead will receive a pro rata portion of such Option based on the number of months that have elapsed from the date of initial election or appointment and such succeeding organizational meeting of

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directors. Similar adjustments shall be made with respect to Options provided to committee members. The Board of Directors shall have the right to make any adjustments in the number of Options granted at the time of initial election or appointment in order to effectuate an equitable allocation of Options.

                  (a) Exercise Price. The exercise price per Share purchasable upon exercise of an Option will be equal to 100% of the Fair Market Value of a Share on the date of grant of the Option.

                  (b) Option Expiration. A Participant's Option will expire at the earlier of (i) 5 years after the date of grant or (ii) one year after the date the = Participant ceases to serve as a director of the Company for any reason.

                  (c) Exercisability. Each Option may be exercised commencing two (2) years following its grant (subject to any other limitations set forth in the Option grant) or prior thereto in the event of (i) the sale or transfer of 50% of the equity interest of the Company in a single transaction; (ii) the sale of substantially all of the Company's assets to a third party or (ii) a merger of the Company with a third party in which the Company is not the surviving entity or in which control of the Company is acquired by such third party or its stockholders.

                  (d) Method of Exercise. A Participant may exercise an Option, in whole or in part, at such time as it is exercisable and prior to its expiration, by giving written notice of exercise to the Secretary of the Company, specifying the Option to be exercised and the number of Shares to be purchased, and paying in full the exercise price in cash (including by check) or by surrender of Shares already owned by the Participant having a Fair Market Value at the time of exercise equal to the exercise price or by a combination of cash and Shares.

         7.       Adjustment Provisions.

                  (a) Corporate Transactions And Events. In the event any dividend or other distribution (whether in the form of cash, Shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidated, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, extraordinary dividend (whether in the form of cash, Shares or other property), liquidation, dissolution, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of each Participant's rights under the Plan, then an adjustment shall be made, in a manner that is proportionate

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                           to the change to the Shares and otherwise equitable,
                           in (i) the number and kind of Shares remaining reserved and available for issuance under Section 3,
                           (ii) the number and kind of Shares to be subject to each automatic grant of an Option under Section 6, and (iii) the number and kind of Shares issuable upon exercise of outstanding Options, and/or the exercise price per Share thereof (provided that no fractional Shares will be issued upon exercise of any Option). In addition, the Board of Directors is authorized to make such adjustments in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations or accounting principles. The foregoing notwithstanding, no adjustments may be made hereunder except as will be necessary to maintain the proportionate interest of the Participant under the Plan and to preserve, without exceeding, the value of outstanding Options and potential grants of Options.

                  (b) Insufficient Number of Shares. If at any date an insufficient number of Shares are available under the Plan for the automatic grant of Options, the Options will first be automatically granted proportionately to each eligible director, to the extent Shares are then available (provided that no fractional Shares will be issued upon exercise of any Option) and otherwise as provided under Section 6.

         8. Changes to The Plan. The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or authority to grant Options under the Plan without the consent of stockholders or Participants except that an amendment or alteration will be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system as then in effect, and the Board may otherwise determine to submit other such amendments or alterations to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any previously granted Option.

         9.       General Provisions:

                  (a) Agreements. Options and any other right or obligation under the Plan may be evidenced by agreements or other documents executed by the Company and the Participant incorporating the terms and conditions set forth in the Plan, together with such other terms and

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                           conditions not inconsistent with the Plan, as the
                           Board of Directors may from time to time approve.

                  (b) Compliance With Laws And Obligations. The Company will not be obligated to issue or deliver Shares in connection with any Option in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

                  (c) Limitations on Transferability. Options and any other right under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant's death, and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Options, or other right under the Plan granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of such Participant ("Immediate Family Members"), (ii) a trust or trusts for exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the Option, or other right agreement pursuant to which such awards are granted must be approved by the Board of Directors and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Options are similarly limited. Following transfer, any such awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the Plan, the term participant shall be deemed to refer to the transferee. Options and any other right under the Plan may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors.


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                  (d)      No Right to Continue as a Director. Nothing contained
                           in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a director or advisory director of the Company.

                  (e) No Stockholder Rights Conferred. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant (or any person or entity claiming rights by or through a Participant) any rights of a stockholder of the Company unless and until Shares are in fact issued to such Participant (or person) or, in the case an Option, such Option is validly exercised in accordance with Section 6.

                  (f) Nonexclusivity of The Plan. Neither the adoption of the Plan by the Board of Directors nor any submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for directors as it may be desirable.

                  (g) Governing Law. The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws and applicable federal law.

                  (h) Board Approval, Effective Date And Plan Termination. The Company's Non-Employee Directors' Stock Plan was adopted by the Board on _______________________. The
                           Plan will be effective as of the date of its adoption by the Board, and, unless earlier terminated by action of the Board of Directors, shall terminate at such time as no Shares remain available for issuance under the Plan and the Company and Participants have no further rights or obligations under the Plan.







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